UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

SONOMA VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-31929 (Commission File No.)	68-0454068 (I.R.S. Employer Identification No.)

202 West Napa Street, Sonoma, California 95476

(Address of principal executive offices)                    (Zip Code)

(707) 935-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors, Principal Officers; Election of Directors;

Appointment of Principal Officers

The business operations of Sonoma Valley Bancorp (the “Company”) continue to be conducted through its wholly-owned subsidiary, Sonoma Valley Bank ("Bank"). On October 18, 2006 at a regularly scheduled meeting of the Board of Directors of the Bank, at which a quorum was present, the directors approved an increase to the number of authorized directors, from nine (9) to ten (10). Subsequently, the Bank directors elected Valerie Pistole as a new director to fill such vacancy created by the increased number of authorized directors. Initially, Ms. Pistole will serve on the Finance Committee of the Bank.

Ms. Pistole has not previously held any positions with the Company or Bank and there have been no related party transactions between Ms. Pistole and the Company or Bank. Ms. Pistole has no family relationships with any director or executive officer of the Company or Bank, or persons nominated or chosen by the Company or Bank to become directors or executive officers.

Ms. Pistole is a practicing attorney focusing on the areas of business law and estate planning. She earned her law degree from the University of Santa Clara and was admitted to the California State Bar in 1975. Ms. Pistole earned her Bachelor of Science degree (magna cum laude) through her attendance at both Stanford University and Syracuse University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA VALLEY BANCORP,
a California Corporation

Dated: October 31, 2006	/s/ Mary Dieter Smith
Mary Smith,

Executive Vice President, Chief Operating Officer and

Chief Financial Officer

(Principal Financial and Accounting Officer)